UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2016 (October 17, 2016)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 17th Street, Suite 720 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 403-8125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gregory J. Fox

On October 17, 2016, the Board of Directors of the Company appointed Gregory J. Fox, age 60, to serve as Senior Vice President of Operations and Reservoir Engineering. Prior to joining the Company, Mr. Fox served as a Drilling and Completion Manager at White Marlin Oil & Gas since July 2015. Prior to that, Mr. Fox served as Senior Vice President Operations & Reservoir Engineering of Dune Energy, Inc. from 2004 through July 2015, where he was responsible for the preparation of Dune’s reserve reports with the Securities and Exchange Commission, as well as oversight responsibility for all regulatory permitting, drilling and production in Louisiana State waters and onshore Texas and Louisiana.

Pursuant to the letter from the Company offering employment to Mr. Fox (the “Offer Letter”), the Company initially plans to pay Mr. Fox an annual base salary of $289,000. The Company anticipates that Mr. Fox will be eligible to receive an annual target bonus of 60% of his base salary based on the performance of the Company and his individual performance. Any such bonus would be subject to the approval of the Board of Directors of the Company.

The foregoing does not constitute a complete summary of the Offer Letter and is qualified in its entirety by reference to the complete text of the Offer Letter, which is attached hereto as Exhibits 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Offer Letter of Gregory J. Fox

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARREN RESOURCES, INC.

Date: October 20, 2016	By:	/s/ James A. Watt
Name: James A. Watt
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter of Gregory J. Fox